Exhibit 23.1
Consent of Independent Registered Public Accounting Firm

We hereby consent to the incorporation by reference in this Registration Statement of our reports dated November 24, 2025, relating to the consolidated financial statements and schedule and the effectiveness of internal control over financial reporting, of Blue Bird Corporation (the Company) appearing in the Company’s Annual Report on Form 10-K for the year ended September 27, 2025.

/s/ BDO USA, P.C.

Atlanta, Georgia
May 6, 2026

SGR/81587850.5